EXHIBIT 32.1

SECTION 1350 CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, I, Richard Brehm, President and Chief Executive Officer of Lincolnway Energy, LLC, certify that to my knowledge (i) Lincolnway Energy, LLC's Quarterly Report on Form 10-Q for the quarter ended December 31, 2008 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Lincolnway Energy, LLC.

Date:  February 13, 2009

/s/ Richard Brehm
Name: Richard Brehm
Title: President and Chief Executive Officer

[A signed original of this written statement has been provided to Lincolnway Energy, LLC and will be retained by Lincolnway Energy, LLC and furnished to the Securities and Exchange Commission or its staff upon request.]

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